UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

NASTECH PHARMACEUTICAL COMPANY INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2008 (the "February 13 Form 8-K"), Nastech Pharmaceutical Company Inc. (the "Company") announced on February 12, 2008 that the Board of Directors of the Company (the "Board") had approved a plan to further reduce operating expenses and align the Company’s workforce with its strategic, business and clinical development requirements by terminating an aggregate of approximately 50 employees across all areas of its operations. This Current Report on Form 8-K/A updates information contained in the February 13 Form 8-K relating to the status of the workforce reduction plan and associated costs and impairment.

Severance. On February 25, 2008, the Board agreed to expand the workforce reduction to include approximately 20 additional employees. Following the full implementation of the workforce reduction, which commenced on February 29, 2008, the Company will have approximately 87 full-time employees. The Company expects to incur approximately $1.3 million in severance and related payroll costs associated with this workforce reduction, and expects to complete the workforce reduction by the end of April 2008.

Impairment of Long-lived Assets. The Company cannot currently estimate the amount of non-cash impairment charges which shall be recorded related to the impairment of long-lived assets, including certain fixed assets and leasehold improvements. At such time as management finalizes the plan, the Company will file an amendment to this Form 8-K/A to disclose the estimated costs and charges associated with the plan.

Facilities Consolidation. Management is currently contemplating various options that may result in the consolidation of the Company’s Bothell, Washington operations into a single facility. Because management has not yet finalized the course of action for implementation of its facilities consolidation plan, assuming such plan is implemented at all, the Company cannot currently estimate: (1) the costs that will be associated with each major type of cost associated with the plan, (2) the total amount to be incurred in connection with the plan, or (3) the charges associated with the plan that will result in future cash expenditures by the Company. At such time as management finalizes the plan, the Company will file an amendment to this Form 8-K/A to disclose the estimated costs and charges associated with the plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

February 29, 2008	By:	Dr. Steven C. Quay

Name: Dr. Steven C. Quay
Title: Chairman of the Board and Chief Executive Officer